Exhibit 5.1

NIXON PEABODY LLP

Two Embarcadero Center

San Francisco, California 94111

July 19, 2004

Placer Sierra Bancshares

525 J Street

Sacramento, California 95814

Ladies and Gentlemen:

We have acted as counsel to Placer Sierra Bancshares, a California corporation (the “Company”), in connection with the offer and sale of shares of the Company’s Common Stock, no par value per share (the “Securities”), by the Company and by a Selling Shareholder (the “Selling Shareholder”) pursuant to a registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). This opinion is being delivered to you in connection with the Registration Statement.

We have examined the Registration Statement and the preliminary prospectus contained in the Registration Statement. We also have reviewed the originals or copies certified or otherwise identified to our satisfaction of such corporate records, certificates and documents and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company or representatives of the Company and do not opine as to the accuracy of any such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

In rendering the opinions expressed below, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

Based upon and subject to the foregoing, and subject to the further qualifications and limitations set forth below, and after (a) the Commission shall have entered an appropriate order declaring effective the Registration Statement which remains in effect and (b) the Securities have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws, we are of the opinion that:

1. The Securities being registered for sale by the Company, when issued and sold in accordance with due action of the Board of Directors of the Company or a duly constituted committee thereof and in the manner described in the Registration Statement, will have been duly authorized by all necessary corporate action of the Company, validly issued, fully paid and nonassessable.

2. The Securities being registered for sale by the Selling Shareholder have been duly authorized by all necessary corporate action of the Company and validly issued by the Company and are fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of California (including the applicable provisions of the California Constitution and reported judicial decisions interpreting that Law).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part of the Registration

Statement and any supplement or supplements to such prospectus. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the Rules and Regulations of the Commission. We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Securities.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,

/s/    Nixon Peabody LLP